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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 22, 1999





                               PJ AMERICA, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                       0-21587                61-1308435
(State or other jurisdiction of                              (I.R.S Employer
incorporation or organization)                            Identification Number)


                              2300 Resource Drive
                           Birmingham, Alabama 35242
                   (Address of principal executive offices)

                                (205) 981-2830
             (Registrant's telephone number, including area code)

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Item 5. Other Events

On November 5, 1999, PJ America, Inc., a Delaware corporation (the "Company") announced that its Board of Directors had approved the repurchase from time to time of up to an additional $5 million of the Company's common stock. The Company also announced it has nearly completed the $5 million buyback announced in September, 1998.

Exhibit No.     Description of Exhibit
-----------     ----------------------

99 PJ America, Inc. Press Release dated November 5, 1999 announcing an increase of $5 million share repurchase.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PJ AMERICA, INC.



                                              /s/ D. Ross Davison
Date: November 22, 1999                By ____________________________
                                                 D. Ross Davison
                                       Vice President Administration, Chief
                                    Financial Officer and Treasurer (Principal
                                                Financial Officer)